Exhibit 5.1

July 25, 2007	Mayer, Brown, Rowe & Maw LLP 350 South Grand Avenue 25th Floor Los Angeles, California 90071-1503 Main Tel (213) 229-9500 Main Fax (213) 625-0248 www.mayerbrownrowe.com
Nissan Auto Lease Trust 2007-A
Nissan Auto Leasing LLC II
Nissan Motor Acceptance Corporation
BellSouth Tower
10th Floor, B-10-C
333 Commerce Street
Nashville, TN 37201-1800

Re:	Nissan Auto Lease Trust 2007-A Registration Statement on Form S-3 Registration No. 333-134238
Ladies and Gentlemen:
     We have acted as special counsel to Nissan Auto Leasing LLC II, a Delaware limited liability company (the “Depositor”), in connection with the preparation of the Registration Statement on Form S-3 (Registration No. 333-134238, together with the exhibits and amendments thereto, the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and the rules or regulations promulgated thereunder, for the registration under the Act of $1,090,079,000 aggregate principal amount of asset backed notes (the “Notes”) to be issued by Nissan Auto Lease Trust 2007-A, a Delaware statutory trust (the “Issuing Entity”), pursuant to an indenture (the “Indenture”) between the Issuer and U.S. Bank National Association, as indenture trustee. Capitalized terms used herein without definition herein have the meanings set forth in the Registration Statement.
     We have examined originals or copies, certified or otherwise identified to our satisfaction, of the organizational documents of Nissan Auto Leasing LLC II, NMAC and the Issuing Entity, the Indenture, the form of Notes included as an exhibit to the Indenture, and such other records, documents and certificates of the Issuers and public officials and other instruments as we have deemed necessary for the purpose of this opinion. In addition, we have assumed that the Indenture will be duly executed and delivered by the parties thereto; that the Notes will be duly executed and delivered substantially in the forms contemplated by the Indenture; and that the Notes will be sold as described in the Registration Statement.
Berlin Brussels Charlotte Chicago Cologne Frankfurt Houston London Los Angeles New York Palo Alto Paris Washington, D.C.
Independent Mexico City Correspondent: Jauregui, Navarrete y Nader S.C.
Mayer, Brown, Rowe & Maw LLP operates in combination with our associated English limited liability partnership in the offices listed above.
NALT 2007-A Legality Opinion

Nissan Auto Lease Trust 2007-A
Nissan Auto Leasing LLC II
Nissan Motor Acceptance Corporation
July 25, 2007

     Based upon the foregoing, we are of the opinion that:
     The Notes are in due and proper form and, assuming the due authorization, execution and delivery of the Indenture by the Issuing Entity and the Indenture Trustee, and the due authorization of the Notes by all necessary action on the part of the Issuing Entity, when the Notes have been validly executed, authenticated and issued in accordance with the Indenture and delivered against payment therefor, the Notes will be valid and binding obligations of the Issuing Entity, enforceable against the Issuing Entity in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.
     The opinions expressed above are limited to the federal laws of the United States of America and the laws of the State of New York (excluding choice of law principles therein). We express no opinion herein as to the laws of any other jurisdiction and no opinion regarding the statues, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.
Respectfully submitted,

/s/ Mayer, Brown, Rowe & Maw LLP

Mayer, Brown, Rowe & Maw LLP
NALT 2007-A Legality Opinion